                                                                 Exhibit 10.5

                                                         [REAL NETWORKS LOGO]
ATTACHMENT A
PROPOSAL FOR GLOBAL MEDIA
BROADCAST NETWORK SERVICES




Prepared for Global Media Corporation
April 20, 1999




This document contains proprietary information belonging to RealNetworks, Inc. No use or disclosure of the information contained herein is permitted without the prior written consent of RealNetworks, Inc.


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PROPOSAL FOR GLOBAL MEDIA BROADCAST NETWORK SERVICES       [REAL NETWORKS LOGO]
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1.0  BACKGROUND

Per several discussions held between RealNetworks and Global Media Corporation (Global Media), Real Networks is proposing a build out of a new service for Global Media for the private branded delivery of audio and video content from radio stations (and TV stations) to Internet consumers. The new service is referred to as the Global Media Broadcast Network (GMBN) in this scope of work and proposal.

The overall objective of Global Media is to quickly bring to market a service for radio stations and TV stations to deliver audio/video content on the Internet with a unique revenue share model for the radio station owners, advertisers and Global Media. Global Media anticipates launching a service that will attract tens of thousands of content providers (stations and group owners) to use the Global Media player faceplate, encoder services and delivery network for delivery of content on the web.

The consumer, using a personal computer on the Internet, will be offered several unique services within the player including listening to any of the live radio stations, simulated live (on-demand) playlists of music, and video (TV or similar programming). Along with listening/viewing this traditional content the consumer/user can "interact" with the player and the "experience" by viewing album covers, voting for songs, see scrolling text messages, participate in live DJ chat, purchase consumer goods and content on-line, view advertising, and build personal preferences for their own environment.

The current strategy of Global Media is to announce the GMBN service within the next 30 days and begin leveraging RealNetworks assets (such as RBN and RealNetworks Consulting) to build out the GMBN in 1999. RealNetworks Consulting (RN Consulting) will provide services and application development to turnkey the design, architecture, programming/coding, testing, installation, deployment, launch and training/turn-over of the GMBN for a successful launch of this first-to-market offering on the Internet.

2.0  GLOBAL MEDIA BROADCAST NETWORK OVERVIEW

Global Media requires a number of key systems to be designed and developed to build the Global Media Broadcast Network. The following diagram provides a general overview of the critical components to be developed and integrated into the GMBN:

          [THE GLOBAL MEDIA BROADCAST NETWORK GRAPHIC]


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Global Media requires RN Consulting to design, architect, prototype, application program, test, install, deploy and project manage the integration of each of these functional components of the Global Media Broadcast Network. Global Media will be responsible for the content (radio and TV stations), commerce (e-catalog, e-commerce, back-end systems), advertising (ad inventory, ad database, etc.) and operation of the entire system. Likewise, Global Media representatives will be required to be assigned to the project to approve storyboards, make design and architectural designs, provide interfaces to back-end systems, assign resources to be trained, managed and to operate the GMBN system, procure hardware/software, assign resources for the physical deployment of the system, and related services.

RealNetworks Consulting will be responsible for turnkey development and installation of the following components:

     -    Global Media Player
     -    Radio Station Encoder Station
     -    HeadEnd Manager (and interface to Real Broadcast Network service)
     -    Ad Server Integration
     -    Commerce Server Integration
     -    Global Media Guide
     -    On-Demand Content Manager
     -    Live DJ Application
     -    Jukebox Application
     -    Project Management

Each of these components will be developed with scalability in mind (i.e., support for tens of thousands of stations) operation using RBN (for network and delivery transport system), management by Global Media resources (tools to automate and allow Global Media personnel to manage the system after deployment), and allow for future expansion (architecture that allows adding features or enhancements to the Broadcast Network operations and "user experience" on future projects with RealNetworks).

3.   SCOPE OF WORK

3.1  PROJECT PHASES

An overview of the tasks and functions (scope of work) to be performed by RealNetworks Consulting is presented in this section. The project is to be accomplished with four (4) critical phases:

--------  ---------------------------------------------------   ----------------------------------
 PHASE    DESCRIPTION                                           SCHEDULE (CURRENT ESTIMATE)
--------  ---------------------------------------------------   ----------------------------------
 Phase 1  Basic RBN Hosting and Basic Player for Global Media   Project Start Date (April '99)

 Phase 2  First Major Code Release:  Initial Player, HeadEnd,   Start Date + 3 months (July '99)
          Encoder, Ad and Commerce Services

 Phase 3  Second Major Code Release:  Enhanced Player,          Start Date + 5 months (Sept '99)
          HeadEnd, Encoder, Ad and Commerce Services; Initial
          DJ, On-Demand Manager, JukeBox and Guide

 Phase 4  Final Code Release:  All Components Production-ready  Start Date + 8 months (Dec '99)
--------  ---------------------------------------------------   ----------------------------------


                                 Page 3 of 10
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3.2  PROJECT DEPLOYMENT METHODOLOGY

The following provides a summary of the methodology used for the project to deliver the turnkey Global Media Broadcast Network system in a timely fashion.

-  Needs Analysis and System Component Design
     -    General business analysis (audience, business model, future plans)
     - Functional systems requirements analysis (GMBN components and back-end systems)
     - System and network infrastructure analysis (confirm RBN specifications for GMBN)
     - Infrastructure design (LAN, WAN, splitters, load balancing, etc., for GMBN)
     - Server system designs (encoder servers, multicast & on-demand media servers, data base servers, archive servers, web servers and other servers)
     - Component application storyboards and functional system design specifications for each component (player, encoder, headend, ad server, commerce server, guide, on-demand manager, live DJ, jukebox)
     - Specifications for the live and on-demand broadcast system administration and operations; content management, reporting and usage system; back-office systems integration and any third party product integration
     - ISP and broadband vendor system integration design (as necessary with RBN)
     - Develop master project schedule and master test plan (schedule and draft)
     -    Provide procurement assistance
     - Consultation on Global Media systems integration (commerce, accounting/pay per view, ad management, web, data base, user profiling, station acquisition, etc.)
     - Initial deployment of Real Broadcast Network (RBN) hosting services and basic player functions (Phase 1)
     DELIVERABLES:  SYSTEM DESIGN DOCUMENT, DETAILED PROJECT SCHEDULE/PLAN, AND
          PHASE 1 DEPLOYMENT

-  Software Component Development
     - Rapid application prototyping (and some joint application prototyping with Global Media on ad serving and commerce systems) including:
          -    Application programming
          -    Scripting, batch processes
          -    API/SDK integration
          - development, customization and integration of all components into the GMBN
     - Systems integration and application development for integration to Global Media supplied systems (ad service commerce server, master web service, and other non-RealNetworks/Real Broadcast Network components)
     - Global Media Broadcast Network administration and operations customization including monitoring, content acquisition, content distribution, system management, scheduling, usage, reporting, etc.
     -    Back-end systems integration and customization
-    DELIVERABLES:  COMPONENT CODE DROPS

-  System Deployment
     - Centralized servers, encoders, and systems staging, configuration, installation, testing, validation, system documentation, and shipping
     -    Integration and installation tasks at Real Broadcast Network
     - Configuration, installation, testing, validation, modification/customization, documentation of Global Media Broadcast Network Operations Center (NOC)


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     -    Coordination of on-site deployments (radio/TV stations) including technical support, dial-in testing, validation/testing, training, etc.
     - Broadcast Network operations and administration software installation, configuration and integration
     - GMBN scheduling, monitoring and reporting application installation, configuration and integration
     -    Encoder monitoring and player monitoring system integration
     -    Content management system installation, configuration and integration
     DELIVERABLES:  INSTALLATION OF THE GMBN NETWORK OPERATIONS CENTER

-  Testing
     -    Unit (component) testing
     -    System (integrated components and back-end systems) testing
     -    Operational readiness testing (ORT) on GMBN
     DELIVERABLES:  PHASE 2 DEPLOYMENT OF INITIAL PLAYER, HEADEND MANAGER, RADIO
          STATION ENCODER AND AD SERVER/COMMERCE COMPONENTS
     DELIVERABLES:  PHASE 3 DEPLOYMENT OF PRODUCTION-READY COMPONENTS AND
          INITIAL VERSIONS OF DJ, JUKEBOX, ON-DEMAND MANAGER AND GUIDE
          COMPONENTS.

-  Training and Documentation
     -    Complete component training
     -    Broadcast Network system administration and operations training
     -    Customized scheduling, monitoring and reporting training
     -    Remote site logistics, troubleshooting methods and consultation
     -    Content creation and content management training
     -    System documentation
     -    Post-deployment software support and maintenance
     DELIVERABLES:  PHASE 4 DEPLOYMENT OF TURNKEY PRODUCTION-READY AND SCALABLE
          GMBN SYSTEM WITH ALL COMPONENTS TESTING COMPLETE

The main deliverable from this methodology and the associated deliverables is a turnkey, RealNetworks G2-enabled Broadcast Network system customized for Global Media which will operate and manage the thousands of content sources and manage the streaming of media onto the Internet via RBN. The production-ready deployment of the GMBN will result in delivering a compelling user experience for consumer listening/viewing of the Global Media private branded content. This system should result in garnering advertising revenues and consumer goods commerce revenues for Global Media (and their affiliates) resulting from this consumer usage model.

3.3  COMPONENT FUNCTIONAL SPECIFICATIONS

This section outlines each of the major system components for the Global Media Broadcast Network and the key tasks and deliverables to be developed by RealNetworks Consulting.


[Omitted confidential information has been filed separately with the Securities and Exchange Commission]



                                 Page 5 of 10
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3.4  REALNETWORKS PROJECT TEAM

From the tasks and requirements listed above, a team of RealNetworks Consulting resources is required to satisfy the multiple design and deployment activities for the Global Media Broadcast Network system. Based on the requirements and tasks outlined for Global Media, and RealNetworks Consulting past experience of similar systems deployments, it is estimated that a team of six to ten RealNetworks Consulting resources will be required for the GMBN project. These individuals include a combination of project management, senior software development programmers, web programming team, database architect and specialists, QA/test engineers, systems consultants and system engineers.

A full time Project Manager will be assigned as the overall program manager for the project. The Project Manager will augment and supplement Global Media's existing staff with specialized expertise on streaming media, networking (LAN/WAN/Internet), content publishing/creation, broadcast services, software development, business processes/systems policies, and related knowledge transfer to Global Media's staff throughout the project term. This individual will be an integral part of the Consulting Team and have an on-site presence at Global Media to deliver the necessary expertise for the various phases of the project and GMBN solution.

It is estimated that the RealNetworks G2 Broadcast Network system for Global Media will require approximately eight (8) calendar months to complete and deliver; from analysis to final testing/deployment with the team proposed.
It may be necessary to introduce a number of RealNetworks Consulting resources into the project at peak deliverable periods in addition to the assigned project team. A detailed scope of work and project schedule will be developed/delivered upon completion of the initial needs analysis tasks.

In addition to the skills maintained by the Project Manager and RN Consulting resources assigned to the Global Media project, the team will also have access to subject matter experts within the RealNetworks Consulting group (consultants and developers), RealNetworks core technology group (software developers), RBN group (system operators and consultants), and related divisions within RealNetworks to develop, customize and deploy the GMBN system specific to Global Media's requirements. The team assigned to Global Media will act as a conduit for critical thinking, analysis, solutions, recommendations and experience to Global Media's project team appropriately.

4.0  COSTS AND SCHEDULE

[Omitted confidential information has been filed separately with the Securities and Exchange Commission]



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[REAL NETWORKS LOGO]



June 4, 1999

Global Media Corporation
83 Victoria Crescent
Nanaimo, British Columbia Canada V9R 5B9

Dear Michael Metcalfe:

This Amendment No. 1 is the first amendment to the letter agreement dated April 20, 1999 (the "Agreement"), by and between RealNetworks, Inc. ("RN"), and Global Media Corporation ("Customer").

The parties hereby amend Attachment A of the Agreement as follows:

1.   The following is inserted as new Section 1.1:

     1.1 Project Acceleration Background

     Based on recent activities in the marketplace and discussions between Global Media and RealNetworks, Global Media Corporation has requested that RealNetworks accelerate the current Global Media Broadcast Network Services project to be able to bring a product out quicker to market. RealNetworks has analyzed it's current project schedule and resource commitments and has identified a means to accelerate the schedule and delivery of product to allow Global Media to quickly sign up licensee's and increase their effectiveness in building a media portal solution for radio groups around the country.

2.   The following is inserted as new Section 3.5

     3.5 Acceleration Scope of Work

     RealNetworks proposes to accelerate the delivery of the live station experience by implementing a fast track, parallel prototype development effort with another team of software development engineers and experts managed by the RealNetworks Consulting group. This new prototype development effort is in addition to the existing project schedule and resources currently allocated to the project for the existing scheduled deliverables.

     The main deliverables from the accelerated live station prototype development includes the following two deliverables:

     Accelerated player system:
     -    Station Guide
     - A RealPlayer event renderer to Show ads and Station Information (pseudo synchronized with the audio stream)
     -    Static e-comm link
     -    Station Logo and Skin (5 samples will be developed by RealNetworks)

     Server+ Backend System:
     -    Live station encoder, with Live Ad+Station Info stream
     - Station Manager (functional administrative interface of input of all station information)
     -    Guide Manager
     -    SMIL (and HTML) server.

     The team necessary for the deliverables above includes:
     2    Full time Software Development Engineers (C++, Win32)
     3    Web Developer (Javascript, server-side script, HTML)

     4    Flash/SMIL Developer
     5    Accelerated Team Software Project Manager (Half time, estimated)
     6    Part-time (overtime) of existing Lead Developers on original project

     The development schedule is anticipated to occur in two phases. The first phase will be completed within approximately six (6) weeks with the initial player and server/backend system. The second phase will be to provide technical support with a principal software development engineer for an additional two (2) weeks after phase 1. At the completion of this effort, the original effort of the Global Media Broadcast Network Services project will synchronize with the accelerated project team.

     The deployment of the player and server systems will be dependent on Global Media also accelerating their deployment of hardware, software, network and related equipment necessary for the new software to operate on. Likewise, this project schedule is dependent on the initial 25 radio stations selected by Global Media to have appropriate connectivity for signal acquisition and signal sourcing for the backend server system.

3.   The following is inserted as new Section 4.1:

     4.1 PROJECT ACCELERATION COST SUMMARY

     The costs for the accelerated project team proposed to Global Media for both phases of the development effort for both Phase 1 (initial six week effort) and Phase 2 (technical support for two weeks) deliverables over the next eight (8) weeks is $355,000.00. This is a fixed fee cost to rapidly prototype, develop and deploy the player and server/backend system on an accelerated effort, above and beyond the original scope of work as well as to provide basic technical support for this effort.

     The term of the project is anticipated to begin June 4, 1999 with first delivery of the player/server system by July 16, 1999. The completion of the accelerated project team deliverables is anticipated to be by the end of July/beginning of August, 1999.

     The payment schedule for the Project Acceleration services from RealNetworks Consulting are as follows:
     -    50% payable on July 16, 1999 (Phase 1 complete)
     -    50% payable at beginning of August (Phase 2 complete)

4. The payment schedule at the end of Section 4.0 is replaced in its entirety with the following payment schedule:

     The following outlines the payment schedule and deliverable milestones for all Deliverables:


-------------------     --------------  -----------------------------------------------
PAYMENT DUE DATE        SERVICE AMOUNT  DELIVERABLE
-------------------     --------------  -----------------------------------------------
 June 4, 1999              $330,000.00  Project Start Date (Phase 1)
 July 16, 1999             $177,500.00  Phase 1 Complete - Initial 6 week effort
 July 21, 1999             $990,000.00  Phase 2 Deliverable - First Major Code Release
 August 2, 1999            $177,500.00  Phase 2 Complete - Technical Support
 September 21, 1999      $1,155,000.00  Phase 3 Deliverable - Second Major Code Release
 December 21, 1999         $825,000.00  Phase 4 Deliverable - Project complete
 TOTAL SERVICES          $3,655,000.00
-------------------     --------------  -----------------------------------------------

     All other terms and conditions of the Agreement shall remain in full force and effect except as modified by this Amendment No. 1. In the event of any inconsistencies between this Amendment No. 1 and the Agreement, this Amendment No. 1 shall prevail.

     In witness whereof, the parties have caused this Amendment No. 1 to be executed on this ______________ day of June, 1999.

REALNETWORKS, INC.                           GLOBAL MEDIA CORPORATION.

By: /s/                                      By: /s/ MICHAEL METCALFE
   -------------------------------              -----------------------------

Title: VICE PRESIDENT                        Title: PRESIDENT
      ----------------------------                 --------------------------

Date: JUNE 4, 1999                           Date: 4 JUNE 99
      ----------------------------                 --------------------------